Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Temple-Inland Inc. of our report dated February 20, 2009, with respect to the consolidated financial statements of Temple-Inland Inc., included in the 2008 Annual Report to Shareholders of Temple-Inland Inc.
We consent to the incorporation by reference in the following Registration Statements:
1) Registration Statement (Form S-3 No. 333-156028) of Temple-Inland Inc.
2) Registration Statement (Form S-8 No. 333-151071) of Temple-Inland Inc.
3) Registration Statement (Form S-8 No. 333-129545) of Temple-Inland Inc.
4) Registration Statement (Form S-8 No. 333-129546) of Temple-Inland Inc.
5) Registration Statement (Form S-8 No. 333-129547) of Temple-Inland Inc.
6) Registration Statement (Form S-8 No. 333-129548) of Temple-Inland Inc.
7) Registration Statement (Form S-8 No. 333-129549) of Temple-Inland Inc.
8) Registration Statement (Form S-8 No. 333-113180) of Temple-Inland Inc.
9) Registration Statement (Form S-8 No. 333-105072) of Temple-Inland Inc.
10) Registration Statement (Form S-8 No. 333-33702) of Temple-Inland Inc.
of our report dated February 20, 2009, with respect to the consolidated financial statements of Temple-Inland Inc., incorporated herein by reference, and our report dated February 20, 2009, with respect to the effectiveness of Temple-Inland Inc.’s internal control over financial reporting, included in this Annual Report (Form 10-K) for the year ended January 3, 2009.
/s/ Ernst & Young
Austin, Texas
February 20, 2009